Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

TECO ENERGY, INC.

A Florida For Profit Corporation

Dated as of July 1, 2016

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED BYLAWS

OF

TECO ENERGY, INC.

The Bylaws of TECO Energy, Inc. are hereby amended and restated in their entirety to read as follows:

ARTICLE 1

MEETINGS OF SHAREHOLDERS

1.1 Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of this corporation. Business transacted at the annual meeting shall include the election of directors of this corporation.

1.2 Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so. Meetings of shareholders may be held within or outside of the State of Florida. If no place is designated in the notice for a meeting of shareholders, the place of meeting shall be the principal office of this corporation.

1.3 Notice. Except as provided in the Florida Business Corporation Act (the “Act”), written notice stating the place, day and hour of the meeting and, in the case of a special meeting or as otherwise provided by law, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or other persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the current records of shareholders of this corporation, with postage thereon prepaid.

1.4 Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 1.4 to each shareholder of record on the new record date entitled to vote at such meeting.

1.5 Waiver of Notice of Shareholders’ Meetings. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to this corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance by a shareholder at a meeting shall constitute a waiver of: (a) lack of notice or defective notice of such meeting, unless at the beginning of the meeting, the shareholder objects to holding the meeting; or (b) asserting defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented. Unless otherwise required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

1.6 Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, or to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. A determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to this corporation under Section 1.16.

1.7 Voting Record. After fixing a record date for a meeting of shareholders, this corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of the shares held by, each shareholder. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at this corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of this corporation’s transfer agent or registrar. Any shareholder of this corporation or his agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of the Act), during regular business hours and at his or her expense, during the period it is available for inspection. This corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned until such time as this corporation complies with such requirements on demand of any shareholder in person or by proxy who failed to get such access. If no such demand is made, failure to comply with the requirements of this Section 1.8 shall not affect the validity of any action taken at such meeting.

1.8 Shareholder Quorum and Voting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by the Act, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one third of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

1.9 Votes Per Share. Except as otherwise provided in the Articles of Incorporation or by the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

1.10 Manner of Action. If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation or by law.

1.11 Voting for Directors. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote. Unless otherwise provided in the Articles of Incorporation, cumulative voting is not authorized and the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

1.12 Voting of Shares. A shareholder may vote at any meeting of shareholders of this corporation, either in person or by proxy.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in the case of conflicting designation by the corporate shareholder, the Chair of the Board, the President, any Vice President, the Secretary and the Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares held by or under the control of a receiver, a trustee in a bankruptcy proceeding or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.

If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of this corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

1.13 Proxies. Any shareholder of this corporation, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney-in-fact for such persons, may vote the shareholder’s shares in person or by proxy. Any shareholder of this corporation may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.

An appointment of a proxy is effective when received by the Secretary of this corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.

The death or incapacity of the shareholder appointing a proxy does not affect the right of this corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

1.14 Voting Trusts. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to this corporation’s principal office.

1.15 Shareholders’ Agreements. Two or more shareholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose. When a shareholders’ agreement is signed, the shareholders who are parties thereto shall deliver copies of the agreement to this corporation’s principal office. After filing a copy of the agreement in this corporation’s principal office, such copies shall be open to inspection by any shareholder of this corporation, subject to the requirements of the Act, or any party to the agreement during business hours.

1.16 Action by Shareholders Without a Meeting. Unless otherwise provided in the Articles of Incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to this corporation by delivery to its principal office in Florida, its principal place of business, the Secretary of this corporation, or any other officer or agent of this corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take such corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take such action are delivered to this corporation as set forth in this Section.

Any written consent may be revoked prior to the date that this corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by this corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent of this corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters’ rights are provided under the Articles of Incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

A consent signed as required by this Section 1.16 has the effect of a meeting vote and may be described as such in any document.

Whenever action is taken as set forth in this Section 1.16, the written consent of the shareholders consenting thereto or the written reports of Inspectors of Election appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

1.17 Inspectors of Election. Prior to each meeting of shareholders, the Board of Directors or the President may appoint one or more Inspectors of Election. Upon his or her appointment, each such Inspector of Election shall take and sign an oath to faithfully execute the duties of Inspector of Election at such meeting with strict impartiality and to the best of his or her ability. Such Inspectors of Election shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspectors of Election shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors of Election shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders. The Inspectors of Election shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector of Election shall be a candidate for election as a director of this corporation.

ARTICLE 2

DIRECTORS

2.1 Functions. Except as provided in the Articles of Incorporation or by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of, the Board of Directors.

2.2 Number. The current Board of Directors of this corporation consists of three (3) persons. The number of directors may at any time and from time to time be increased or decreased by action of either the shareholders or the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2.3 Qualifications. A director must be a natural person who is 18 years of age or older but need not be a citizen of the United States, a resident of the State of Florida or a shareholder of this corporation.

2.4 Term. Each director shall hold office until a successor has been elected and qualified or until an earlier resignation, removal from office or death.

2.5 Removal of Directors. Any director, or the entire Board of Directors, may be removed, with or without cause, by action of the shareholders, unless the Articles of Incorporation provide that the directors may be removed only for cause. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

2.6 Resignation. Any director may resign at any time by delivering written notice to this corporation, the Board of Directors or the Chair of the Board. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

2.7 Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders. A director elected to fill a vacancy shall hold office only until the next shareholders’ meeting at which directors are elected.

2.8 Chair of the Board. If the Board of Directors appoints a chair of the board, he or she shall, when present, preside at all meetings of the stockholders and the Board of Directors. He or she shall perform such duties and possess such powers as are customarily vested in the office of the chair of the board or as may be vested in him or her by the Board of Directors.

2.9 Regular Meetings. An annual regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting, and at such other time and place as may be determined by the Board of Directors. The Board of Directors may, at any time and from time to time, provide by resolution, the time and place, either within or outside of the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board of Directors without other notice than such resolution.

2.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the President or any one (1) director.

The person or persons authorized to call special meetings of the Board of Directors may designate any place, either within or outside of the State of Florida, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of meeting shall be the principal office of this corporation in the State of Florida.

Notice of any special meeting of the Board of Directors may be given by any reasonable means, whether oral or written, and at any reasonable time prior to such meeting. The reasonableness of any notice given in connection with any special meeting of the Board of Directors shall be determined in light of all of the pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days prior to such special meeting, either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, such notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meetings of the Board of Directors need be specified in the notice or in any written waiver of notice of such meeting.

2.11 Waiver of Notice of Meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

2.12 Quorum and Voting. A majority of the number of directors fixed in the manner provided by these bylaws shall constitute a quorum for the transaction of business; provided however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

2.13 Presumption of Assent. A director of this corporation who is present at a meeting of its Board of Directors, or a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he or she (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting specified business at the meeting, or (ii) votes against such action or abstains from the action taken.

2.14 Meetings of the Board of Directors by Means of Telephone Conference or Similar Communications. Members of the Board of Directors may participate in a meeting of such Board by means of a telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.15 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors of this corporation, or all the members of the committee, as the case may be. Action taken under this Section is effective when the last director or member of the committee signs the consent, unless the consent specifies a different effective date. Such consent shall have the effect as a meeting vote and may be described as such in any document.

2.16 Compensation. Each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and a committee thereof, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors (or a committee thereof) or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving this corporation in any other capacity and receiving compensation therefor.

2.17 Director Conflicts of Interests. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of this corporation are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors of this corporation are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or her or their vote(s) are counted for such purpose, if:

2.17.1 The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the vote(s) or written consent(s) of such interested director(s); or

2.17.2 The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

2.17.3 The contract or transaction is fair and reasonable as to this corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE 3

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by the Act.

Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article III, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

ARTICLE 4

OFFICERS

4.1 Officers. If so appointed by the Board of Directors, the officers of this corporation shall consist of a President and/or Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

4.2 Appointment and Term of Office. The officers of this corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders’ annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

4.3 Removal of Officers. Any officer of this corporation may be removed from his or her office or position at any time, with or without cause, by the Board of Directors. Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

4.4 Resignation. Any officer of this corporation may resign at any time from his or her office or position by delivering notice to this corporation, the Board of Directors or the Chair of the Board. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and this corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

4.5 Duties. If so appointed by the Board of Directors, the officers of this corporation shall have the following duties:

The President shall be the chief executive officer of this corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of this corporation. In addition, the President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, and as are incident to the office of President.

Each Vice President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors or the President.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, see that all notices of meetings are duly given, keep a register of the mailing address of each shareholder of this corporation, be responsible for authenticating records of this corporation and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

4.6 Other Officers, Employees, and Agents. Each and every other officer, employee, and agent of this corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

ARTICLE 5

STOCK CERTIFICATES

5.1 Certificates for Shares. The Board of Directors shall determine whether shares of this corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in this corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. No certificate shall be issued for any share until such share is fully paid. Upon receipt of the consideration for which the Board of Directors has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

Each share certificate representing shares shall state upon the face thereof: (a) the name of this corporation; (b) that this corporation is organized under the laws of the State of Florida; (c) the name of the person or persons to whom issued; (d) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (e) if different classes of shares or different series within a class are authorized, a summary of the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series), or in the alternative, that this corporation will provide the shareholder with a full statement of this information on request and without charge. If the share is uncertificated, this corporation shall, within a reasonable time after the issue or transfer of such share, send the shareholder a written statement of the information required to be placed on a certificate as above set forth.

5.2 Transfer of Shares; Ownership of Shares. Transfers of shares of stock of this corporation shall be made only on the stock transfer books of this corporation, and only after the surrender to this corporation of the certificates representing such shares, if any. Except as provided by the Act, the person in whose name the shares stand on the books of this corporation shall be deemed by this corporation to be the owner thereof for all purposes and this corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

5.3 Lost, Stolen or Destroyed Certificates. This corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before this corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as this corporation may require, to indemnify this corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of such certificate; and (d) satisfies any other reasonable requirements imposed by this corporation.

ARTICLE 6

ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and to otherwise act on behalf of this corporation, in person or by proxy, at any meeting of shareholders on, or with respect to, any action of shareholders of any other corporation in which this corporation may hold securities and to otherwise exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in other corporations.

ARTICLE 7

BOOKS AND RECORDS

7.1 Books and Records. This corporation shall maintain accurate accounting records and shall keep records of minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of this corporation.

This corporation or its agent shall also maintain a record of its shareholders in a form that permits preparation of a list of names and addresses of all shareholders in alphabetical order by classes of shares showing the number and series of shares held by each.

This corporation shall keep a copy of the following records: (a) its Articles or Restated Articles of Incorporation and all amendments thereto currently in effect; (b) its bylaws or restated bylaws and all amendments thereto currently in effect; (c) written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years; (d) a list of the names and business street addresses of its current directors and officers; and (e) its most recent annual report delivered to the Department of State.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

7.2 Financial Information. Unless modified by resolution of the shareholders, not later than four months after the close of each fiscal year this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

ARTICLE 8

CORPORATE SEAL

The Board of Directors shall provide for a corporate seal which may be facsimile, engraved, printed or an impression seal which shall be circular in form and shall have inscribed thereon the name of this corporation, the words “seal” and “Florida” and the year of incorporation.

ARTICLE 9

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not alter, amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.